Exhibit 10.68

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT (this “Warrant Agency Agreement”) dated as of [____], 2023 (the “Issuance Date”) between Nuwellis, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability company (“Equiniti”) (the “Warrant Agent”).

WHEREAS, pursuant to the terms of that certain placement agency agreement (the “Placement Agency Agreement”), dated [____], 2023, by and between the Company, Lake Street Capital Markets, LLC and Maxim Group LLC, the Company is engaged in a public offering (the “Offering”) of (i) [____] units (the “Units”), with each Unit consisting of (A) [_] shares of the Company’s Series J Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series J Convertible Preferred Stock”), and (B) [_] warrant (each a “Warrant” and collectively, the “Warrants”) to purchase [_] shares of Series J Convertible Preferred Stock, (ii) the shares of Series J Convertible Preferred Stock issuable upon exercise of the Warrants (the “Warrant Shares”), (iii) the shares of Series J Convertible Preferred Stock issuable upon the payment in-kind of dividends (“PIK Dividends”), and (iv) the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the shares of Series J Convertible Preferred Stock and the Warrant Shares (the “Conversion Shares”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-274610) (as the same may be amended from time to time, the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Series J Convertible Preferred Stock, the Warrants, the Warrant Shares, the PIK Dividends and the Conversion Shares, and such Registration Statement was declared effective on [____], 2023;

WHEREAS, on [____], 2023, the Company filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) that sets forth the terms of such Series J Convertible Preferred Stock, which includes a liquidation preference of $25.00 per share (“Stated Value”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Warrant Agency Agreement in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants, as applicable; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agency Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the express terms and conditions hereof, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agency Agreement (and no implied terms or conditions).

2. Warrants. The Warrants shall be registered securities in book-entry form and shall initially be evidenced by a global certificate in the form of Exhibit A (the “Global Certificate”) attached to this Warrant Agency Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company shall instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company shall instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate or Certificates, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates evidencing Warrants (“Definitive Certificates” and, together with the Global Certificate, “Warrant Certificates”) registered as requested through the DTC system. The Definitive Certificates, together with the form of election to purchase shares of Series J Convertible Preferred Stock (the “Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit B attached hereto.

2.1. Issuance and Registration of Warrants.

2.1.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants.

2.1.2. Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Global Certificates and deliver the Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, a “Participant”). A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Warrant Agent and the Company for the exchange of some or all of such Holder’s Warrants held in book-entry form for a Definitive Certificate evidencing the same number of Warrants, which request shall be in the form attached hereto as Annex A (such notice, the “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the actual surrender upon delivery by the Holder of a number of Warrants in the DTC book-entry settlement system for the same number of Warrants evidenced by a Definitive Certificate, a “Warrant Exchange”), the Warrant Agent shall, as promptly as practicable, effect the Warrant Exchange and the Company shall promptly issue and deliver (or cause to be delivered) to the Holder a Definitive Certificate for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate shall be dated the original issue date of the Warrants and shall be executed manually or by facsimile signature by an authorized signatory of the Company and shall be in the form attached hereto as Exhibit B. In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Definitive Certificate to the Holder within three (3) Trading Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). If the Company fails for any reason to deliver or cause the delivery to the Holder the Definitive Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Definitive Certificate (based on the Stated Value of the Series J Convertible Preferred Stock, as set forth in the Certificate of Designation), of the Series J Convertible Preferred Stock on the Warrant Certificate Request Notice Date), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Certificate Delivery Date until such Definitive Certificate is delivered or, prior to delivery of such Warrant Certificate, the Holder rescinds such Warrant Exchange.

The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Definitive Certificate and the terms of this Warrant Agency Agreement. A party requesting a Warrant Exchange must provide to the Warrant Agent any evidence of authority that may reasonably be required by the Warrant Agent, including but not limited to, a signature guarantee.

2.1.3. Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent shall deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (the “Holder”) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder or a Participant through the DTC system, except to the extent set forth herein or in the Global Certificate.

2.1.4. Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any other person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agency Agreement any such person was not such an Authorized Officer.

2.1.5. Registration of Transfer. Subject to the provisions of the Warrants, at any time prior to 5:00 p.m. (New York City time) on the Termination Date (as defined below), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged together with any required form of assignment and certificate duly executed and properly completed by such Holder at the office or offices of the Warrant Agent designated for such purpose and, in the case of registration of transfer, shall provide a signature guarantee (a “signature guarantee”) from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and such other documentation as the Warrant Agent may reasonably request. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Warrant Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

2.1.6. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount satisfactory to the Warrant Agent, and satisfaction of any other reasonable requirements, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company shall make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for countersignature and delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

2.1.7. Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person, including the Participants and beneficial holders that may own interests through the Participants, to take any action that a Holder is entitled to take under this Warrant Agency Agreement or the Warrants; provided, however, that at all times that Warrants are evidenced by a Global Certificate, exercise of those Warrants shall be effected on their behalf by Participants through DTC in accordance the procedures administered by DTC.

2.1.8. Opinion of Counsel. On or prior to the execution of this Warrant Agency Agreement, the Company shall provide the Warrant Agent with an opinion of counsel to set up a reserve of Warrant Shares for the outstanding Warrants. The opinion shall state that all Warrants or Warrant Shares, as applicable, are (a) registered under the Securities Act of 1933, as amended (the “Securities Act”), or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares or alternatively, that the securities are “covered securities” under Section 18 of the Securities Act; and (b) validly issued, fully paid and non-assessable.

3. Terms and Exercise of Warrants.

3.1. Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agency Agreement, to purchase from the Company the number of shares of Series J Convertible Preferred Stock, stated therein, at the exercise price of $[__] per whole share (or $[__] per one-half of one (0.5) share), subject to the subsequent adjustments provided by Section 4 hereof and Section 3 of the Warrant Certificates. The term “Exercise Price” as used in this Warrant Agency Agreement refers to the price per share at which shares of Series J Convertible Preferred Stock, may be purchased at the time a Warrant is exercised.

3.2. Duration of Warrants. The Warrants have a three-year term and may be exercised only during the period (“Exercise Period”) commencing on or after [____], 2023 and ending on 5:00 p.m. (New York City time) on [____], 2026 (the “Termination Date”). Each Warrant not exercised before 5:00 p.m. (New York City time) on the Termination Date shall become void, and, subject to Sections 7.11 and 9.5 hereof, all rights thereunder and all rights in respect thereof under this Warrant Agency Agreement shall cease at the close of business on the Termination Date.

3.3. Exercise of Warrants.

3.3.1. Exercise and Payment. (a) Subject to the provisions of this Warrant Agency Agreement, a Holder of a Definitive Certificate may exercise Warrants evidenced by such Definitive Certificate by delivering to the Warrant Agent and the Company, a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed to the Warrant Certificate. Notwithstanding any other provision in this Warrant Agency Agreement, a holder whose interest in a Warrant is a beneficial interest in a Global Certificate held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable). Any Holder exercising a Warrant shall deliver payment of the Exercise Price pursuant to Section 2(a) and Section 2(b) of the Warrant Certificate set forth in Exhibit B attached hereto. The Warrant Agent shall forward funds received for Warrant exercises by the fifth Business Day of the following month after such funds are received by the Warrant Agent by wire transfer to an account designated by the Company. The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with the services provided under this Warrant Agency Agreement will be in Equiniti’s name, as agent for the Company, and that the Warrant Agent may receive investment earnings in connection with the investment at Warrant Agent risk and for its benefit of funds (the “Funds”) held in those accounts from time to time. Until paid pursuant to the terms of this Warrant Agency Agreement, Equiniti will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Equiniti shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Equiniti in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Equiniti may from time to time receive interest, dividends or other earnings in connection with such deposits. Equiniti shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party. If either the Exercise Note or the Exercise price relating to an exercise are received or deemed to be received after the Termination Date, the exercise thereof will be null and void and any funds delivered to the Company will be returned to the Holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on any funds deposited with the Company in respect of an exercise or attempted exercise of the Warrants. (b) The Warrants shall cease to be exercisable and shall terminate and become void and callable as set forth in the applicable Warrant Certificate. The Company hereby instructs the Warrant Agent to record cost basis for newly issued shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

3.3.2. Issuance of Warrant Shares.

(a) The Warrant Agent shall, as promptly as practicable following the date of exercise of any Warrant, advise the Company (to the extent known the Warrant Agent) and the transfer agent and registrar for the Company’s Series J Convertible Preferred Stock, which on the date hereof is Equiniti Trust Company, LLC (the “Transfer Agent”), in respect of (i) the number of Warrant Shares indicated on the Notice of Exercise as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant Shares and the number of Warrants that remain outstanding after such exercise, and (iii) such other information as the Company or the Transfer Agent shall reasonably request.

(b) Upon the Warrant Agent’s receipt, at or prior to the Close of Business on the Termination Date set forth in a Warrant Certificate, of the executed Notice of Exercise, accompanied by payment of the Exercise Price pursuant to Section 2(a) and 2(b) of the Warrant Certificate set forth in Exhibit B attached hereto, the Warrant Agent shall cause the Warrant Shares underlying such Warrant to be delivered by the Transfer Agent to or upon the order of the Holder of such Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date. If the Company is then a participant in DTC’s Deposit or Withdrawal at Custodian (“DWAC”) system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, then the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s account with DTC through its Deposit or Withdrawal at Custodian system.

3.3.3. Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Warrant Agency Agreement shall be validly issued, fully paid and non-assessable.

3.3.4. No Fractional Shares or Scrip. Notwithstanding any provision to the contrary contained in this Agreement or the Warrant, the Company shall not be required to issue any fraction of a Warrant Share or scrip representing fractional shares upon the exercise of the Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Stated Value of the Series J Convertible Preferred Stock, as set forth in the Series J Certificate of Designation. Accordingly, a holder of a Warrant is entitled to exercise a number of Warrants that would result solely in the holder receiving one or more whole Warrant Shares. Prior to paying an adjustment in cash in respect of a fractional interest, the Company shall first provide to Equiniti an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Equiniti may request additional funding to cover fractional payments. Equiniti shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

3.3.5. Charges, Taxes, and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached to the Warrant properly completed and duly executed by the Holder and accompanied by a signature guarantee and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto; and (the Company shall use its best efforts to pay, or procure payment of issue or stamp taxes levied in connection with the issuance of the Warrant or Warrant Shares to the Holder (“Relevant Taxes”). The Holder agrees to cooperate with the Company and provide all necessary and reasonable information and documentation to the Company in a timely manner (and in any event within 10 Business Days of request) to enable the Company to procure payment of any Relevant Taxes and facilitate the making of any necessary filings in respect of Relevant Taxes required to be made within applicable time limits. The Company shall not be liable for any Relevant Taxes or any penalty, fine, surcharge, interest, charge, cost or other similar imposition arising in respect of Relevant Taxes to the extent that such amount arises or is increased as a result of any failure by a Holder to timely provide the Company with any information or documentation reasonably requested pursuant to Section 2(d)(vi) of the Warrant Certificate set forth in Exhibit B attached hereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

3.3.6. Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the date of exercise of any Warrant, except that, if such date of exercise is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open.

3.3.7. [Reserved].

3.3.8. [Reserved].

3.3.9. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

4. Adjustments. The Exercise Price, the number of shares of Series J Convertible Preferred Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Warrant Certificate set forth in Exhibit B attached hereto. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of any such adjustments. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an event resulting in any such adjustment has occurred or to calculate any of the adjustments set forth herein. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Series J Convertible Preferred Stock, purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant is adjusted, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant as so adjusted and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with the Transfer Agent a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant. If the Company requests the Warrant Agent to send such notices, it shall provide the Warrant Agent with a draft notice to be used for this purpose. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agency Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

5. Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Company shall not issue fractions of Warrants or distribute a Global Certificate or Warrant Certificates that evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall be paid via a cash adjustment as set forth in Section 3.3.4 of this Agreement. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant. The Company shall not issue fractions of shares of Series J Convertible Preferred Stock upon exercise of Warrants or distribute stock certificates that evidence fractional shares of Series J Convertible Preferred Stock. Whenever any fraction of a share of Series J Convertible Preferred Stock would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Warrant Certificate attached hereto as Exhibit B.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1. No Rights as Stockholder. Except as otherwise specifically provided herein and in accordance with the Warrant Certificates, a Holder, solely in his, her or its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agency Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

6.2. Reservation of Series J Convertible Preferred Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Series J Convertible Preferred Stock pursuant to this Agreement and Section 6(d) of the Warrant Certificate attached hereto as Exhibit B.

7. Conditions of the Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the express terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time shall be subject:

7.1. Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation set forth in a mutually agreed upon fee schedule executed on or before the date hereof for all services rendered by the Warrant Agent and on demand of the Warrant Agent to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Warrant Agency Agreement and the exercise and performance of its duties hereunder. The Company covenants and agrees to indemnify and to hold harmless the Rights Agent against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable and documented fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Warrant Agency Agreement, including the reasonable and documented costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The Warrant Agent shall not be liable for the Company’s failure to timely deliver Warrant Shares pursuant to the terms of the Warrants, nor shall the Warrant Agent be liable for any liquidated damages or any other damages associated therewith.

7.2. Agent for the Company. In acting under this Warrant Agency Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

7.3. Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the advice or opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent, and the Warrant Agent shall have no liability for or in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in accordance with the advice or opinion of such counsel.

7.4. Documents. From time to time, Company may provide Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. The Warrant Agent and its agents and subcontractors shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken, suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

7.5. Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agency Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

7.6. No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Warrant Agency Agreement or of the Warrant Certificates.

7.7. No Liability for Invalidity. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agency Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agency Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of Series J Convertible Preferred Stock required under the provisions of Section 4 (Adjustments) or Sections 5 and 3.3.4 regarding fractional shares or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series J Convertible Preferred Stock to be issued pursuant to this Warrant Agency Agreement or any Warrant Certificate or as to whether any shares of Series J Convertible Preferred Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

7.8. No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals, statement of facts or representations herein or in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

7.9. No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Warrant Agency Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time or adequate indemnification is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agency Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

7.10. Signature Guarantee. A party requesting transfer of Warrants or the Warrant Shares must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

7.11. Survival. Notwithstanding anything contained herein to the contrary, the rights and obligations of the parties set forth in this Section 7 shall survive the exercise or expiration of the Warrants, the termination of this Warrant Agency Agreement and the resignation, replacement or removal of the Warrant Agent.

7.12. Limitation of Liability. Neither party to this Warrant Agency Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Warrant Agency Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agency Agreement with respect to, arising from, or arising in connection with this Warrant Agency Agreement, or from all services provided or omitted to be provided under this Warrant Agency Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

8. Purchase or Consolidation or Change of Name of Warrant Agent.

8.1. Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the corporate trust, stock transfer or shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Warrant Agency Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 9 of this Warrant Agency Agreement. In case at the time such successor Warrant Agent shall succeed to the agency created by this Warrant Agency Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agency Agreement.

8.2. In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agency Agreement.

9. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agency Agreement upon the following express terms and conditions (and no implied duties or obligations shall be read into this Warrant Agency Agreement against the Warrant Agent), by all of which the Company, by its acceptance hereof, shall be bound:

9.1. Whenever in the performance of its duties under this Warrant Agency Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer, General Counsel or Secretary of the Company; and such certificate shall be full authentication to the Warrant Agent and the Warrant Agent shall be fully protected and shall no incur no liability for any action taken, suffered or omitted to be taken by it under the provisions of this Warrant Agency Agreement in reliance upon such certificate in the absence of bad faith.

9.2. Subject to the limitation set forth in Section 7.12 of this Warrant Agency Agreement, the Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

9.3. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer, General Counsel or Secretary of the Company, and to apply to such officers for advice or instructions with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Warrant Agency Agreement, and it shall not be liable and shall be indemnified and held harmless by the Company for any action taken, suffered or omitted to be taken by it in the absence of bad faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgement of a court of competent jurisdiction).

9.4. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

9.5. This Section 9 shall survive the exercise or expiration of the Warrants, the termination of this Warrant Agency Agreement and the resignation, replacement or removal of the Warrant Agent.

10. Change of Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign and be discharged from its duties under this Warrant Agency Agreement upon 30 days’ notice in writing sent to the Company, and in the event that the Warrant Agent or one of its affiliates is not also the transfer agent for the Series J Convertible Preferred Stock, to each transfer agent of the Series J Convertible Preferred Stock known to the Warrant Agent, and to the Holders of record of the Warrant Certificates. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Warrant Agency Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock, and to the Holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent, provided that, for purposes of this Warrant Agency Agreement, the Company shall be deemed to be the Warrant Agent until a new warrant agent is appointed. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be an entity organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus (together with its affiliates) of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for such purpose without assumption of any liability on the part of the former Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail or other deliver a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 9, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

11. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Warrant Agency Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Warrant Agency Agreement.

12. Notices. Notices or demands authorized by this Warrant Agency Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 10, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given (a) on the date delivered, if delivered personally, (b) when deposited with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) when mailed with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) or email attachment (other than to the Warrant Agent) on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

12.1. Notice Information.

If to the Company, to:

Nuwellis, Inc.

12988 Valley View Road

Eden Prairie, Minnesota 55344

Attention: Robert B. Scott

Chief Financial Officer

Email: ir@nuwellis.com

If to the Warrant Agent, to:

Equiniti Trust Company, LLC

6201 15th Avenue

Brooklyn, NY, 11219

Attention: [Client Services]

Notwithstanding anything to the contrary herein, for any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

12.2. If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Warrant Agency Agreement, where this Warrant Agency Agreement provides for notice of any event to a Holder of any Warrant, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the procedures of the Depositary or its designee.

13. Supplements and Amendments.

13.1. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agency Agreement without the approval of any Holders of Warrants in order to: (a) add to the covenants and agreements of the Company for the benefit of the Holders of the Warrants or to surrender any rights or power reserved to or conferred upon the Company in this Warrant Agency Agreement; or (b) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable; provided that such addition or surrender or such change shall not adversely affect the interests of the Holders of the Warrants in any material respect.

13.2. In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the shares of Warrant Shares issuable thereunder, the Company and the Warrant Agent may modify this Warrant Agency Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agency Agreement or modifying in any manner the rights of the Holders of the Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 4) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Warrant Agency Agreement may be made without the consent of the Holder of each outstanding Warrant affected thereby. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 13.

14. Successors. All covenants and provisions of this Warrant Agency Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

15. Benefits of this Warrant Agency Agreement. Nothing in this Warrant Agency Agreement shall be construed to give any Person other than the Company, the Holders of Warrants and the Warrant Agent any legal or equitable right, remedy or claim under this Warrant Agency Agreement; but this Warrant Agency Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

16. Governing Law. This Warrant Agency Agreement and each Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agency Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the appellate courts thereof, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

17. Severability. This Warrant Agency Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agency Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agency Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. If an invalid or unenforceable provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

18. Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

19. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agency Agreement including the compensation for services performed hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

20. Miscellaneous Provisions.

20.1. Further Assurances. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by any party of the provisions of this Warrant Agency Agreement.

20.2. Examination of the Warrant Agreement. A copy of this Warrant Agency Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

20.3. Counterparts. This Warrant Agency Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

20.4. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agency Agreement and shall not affect the interpretation thereof.

21. Certain Definitions. As used herein, the following terms shall have the following meanings:

21.1. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

21.2. “Warrant Share Delivery Date” means the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company and the Warrant Agent of the Notice of Exercise, provided that payment of the aggregate Exercise Price is received by the Warrant Agent one (1) Trading Day prior to such second Trading Day after the delivery of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Warrant Agent and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company and Warrant Agent of the Notice of Exercise, provided that payment of the aggregate Exercise Price is received by the Warrant Agent one (1) Trading Day prior to such second Trading Day after the delivery of the Notice of Exercise.

21.3. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

21.4. “Trading Day” means any day on which the Common Stock is traded on the Trading Market.

21.5 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

[Signature Page to Follow]

IN WITNESS WHEREOF, this Warrant Agency Agreement has been duly executed by the parties hereto as of the day and year first above written.

NUWELLIS, INC.

By:
Name: Nestor Jaramillo, Jr.
Title: Chief Executive Officer

EQUINITI TRUST COMPANY, LLC, as the Warrant Agent

By:
Name:
Title:

ANNEX A

FEE SCHEDULE

Acceptance Fee	$5,000.00
Monthly Fee	$500.00
Per Exercise Fee	$50.00

Out-of-pocket Expenses

All customary out-of-pocket expenses will be billed in addition to the foregoing fees.

The foregoing fees apply to services ordinarily rendered by EQ as Warrant Agent and do not include any fees associated with voluntary or mandatory redemptions on the issued warrants.  Fees are subject to reasonable adjustment based on final review of documents or changes in responsibilities.

ANNEX B

WARRANT CERTIFICATE REQUEST NOTICE

To: Equiniti Trust Company, LLC, as Warrant Agent for Nuwellis, Inc. (the “Company”)

The undersigned Holder of Preferred Stock Purchase Warrants (“Warrants”) in the form of Global Certificates issued by the Company hereby elects to receive a Definitive Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Certificates:
2.	Name of Holder in Definitive Certificate (if different from name of Holder of Warrants in form of Global Certificates):
3.	Number of Warrants in name of Holder in form of Global Certificates: ______________________________________________________________
4.	Number of Warrants for which Definitive Certificate shall be issued: ______________________________________________________________
5.	Number of Warrants in name of Holder in form of Global Certificates after issuance of Definitive Certificate, if any: ___________
6.	Definitive Certificate shall be delivered to the following address:

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Definitive Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Certificates in the name of the Holder equal to the number of Warrants evidenced by the Definitive Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

19

EXHIBIT A

[FORM OF GLOBAL WARRANT CERTIFICATE OF

WARRANT TO PURCHASE SERIES J CONVERTIBLE PREFERRED STOCK]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate No.: 1	CUSIP No.: [_______]
Number of Warrants: [____]	Issue Date: [_______]

NUWELLIS, INC.

GLOBAL WARRANT CERTIFICATE

NOT EXERCISABLE AFTER [____], 2024

This certifies that CEDE & CO., or its registered assigns, is the registered owner of the number of Warrants set forth above (the “Warrants”). Each Warrant entitles its registered holder to purchase from Nuwellis, Inc., a Delaware corporation (the “Company”), at any time prior to 5:00 P.M. (New York City time) on [____], 2024, one half of one (0.5) share of Series J Convertible Redeemable Preferred Stock, par value $0.0001 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”), at an exercise price of $[__] per share (or $[__] per one-half of one (0.5) share), subject to possible adjustments as provided in the Warrant Agency Agreement (as defined below) and the Warrant Certificate in the form of Exhibit A attached to this Global Warrant Certificate (the “Warrant Certificate”).

The terms and conditions of the Warrants and the rights and obligations of the holder of this Global Warrant Certificate are set forth in the Warrant Certificate and the Warrant Agency Agreement, dated as of [____], 2023 (the “Warrant Agency Agreement”) between the Company and Equiniti Trust Company, LLC (the “Warrant Agent”), which Warrant Certificate and Warrant Agency Agreement are each hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agency Agreement is available for inspection during business hours at the office of the Warrant Agent. Defined terms used in this Global Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Certificate or Warrant Agency Agreement. In the event of any discrepancy or inconsistency between the terms and conditions of the Warrant Certificate and the Warrant Agency Agreement, the terms and conditions of the Warrant Certificate shall prevail, govern and control.

The Company and the Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Global Warrant Certificate entitles any holder hereof to any rights of a holder of Series J Convertible Preferred Stock.

This Global Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Global Warrant Certificate to be duly executed as of the date first written above.

NUWELLIS, INC.

By:
Name: Nestor Jaramillo, Jr. Title: Chief Executive Officer

Dated: [______], 2023

Countersigned:

EQUINITI TRUST COMPANY, LLC,

as Warrant Agent

By:
Name: Title:

22

Exhibit A to Global Warrant Certificate

Warrant Certificate

(ATTACHED)

EXHIBIT B

FORM OF DEFINITIVE WARRANT CERTIFICATE OF

WARRANT TO PURCHASE SERIES J CONVERTIBLE PREFERRED STOCK

(ATTACHED)